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                                                                     EXHIBIT 1.2


                            USL CAPITAL CORPORATION

                             UNDERWRITING AGREEMENT
              STANDARD PROVISIONS FOR DEBT SECURITIES AND WARRANTS
                                [DECEMBER 1994]


         From time to time, USL Capital Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement").
The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         1. Securities; Prospectus; Representations and Warranties. (a) The Company proposes to issue and sell from time to time debt securities (the "Debt Securities") to be issued pursuant to the provisions of the Indenture dated as of_________, (the "Indenture") between the Company and ______________ ___________________, as trustee (the "Trustee"). The Debt Securities may have varying designations, denominations, maturities, premiums, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

         The Company also proposes to issue and sell from time to time warrants (the "Warrants") to purchase Debt Securities (the "Warrant Securities") either separately or as units consisting of Warrants and a certain principal amount of the Debt Securities (the "Units"). The Warrants are to be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent"). The Warrants may have varying designations, terms for exercising, selling prices and other specific terms.

         As used herein, "Offered Debt Securities," "Offered Warrants" and "Offered Units" shall mean the specific Debt Securities, Warrants and Units, respectively, described in the Underwriting Agreement. The Offered Debt Securities, Offered Warrants and Offered Units described in the Underwriting Agreement shall collectively be referred to as the "Offered Securities."

         (b) The Company represents and warrants to each Underwriter that it has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "1933 Act") a registration statement (File No. __________) relating to the Debt Securities and Warrants, that the Company meets the requirements for use of Form S-3 under the
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1933 Act and that such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) and
(a)(2) under the 1933 Act and complies in all other material respects with said Rule and, as so amended, such registration statement has become effective. The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Offered Securities. The Company will file with, or mail for filing to, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the 1933 Act (the "Prospectus Supplement"), together with the Basic Prospectus (collectively, the "Prospectus"). As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "1934 Act") on or before the effective date of the Registration Statement, or the issue date of such preliminary prospectus, preliminary supplemental prospectus, supplemental prospectus or the Prospectus, as the case may be and any reference herein to the terms "amend", "amendment" and "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the effective date of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

         As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The Company represents and warrants to each Underwriter that the Company has complied and will comply with the provisions of that certain Florida act relating to the disclosure of doing business with Cuba, codified as
Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

         2. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to offer the Offered Securities in the manner set forth in the Prospectus.

         3. Delivery and Payment. Payment for the Offered Securities shall be made by credit advice or certified or official bank check or checks payable to the order of the Company in such funds and currencies and at the time and place set forth in this Agreement, upon delivery to the Representatives of the




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Offered Securities registered in such names and in such denominations as the
Underwriters shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery of the Offered Securities are herein referred to as the Closing Date.

         4. Agreements of the Company. The Company agrees with the Underwriters as follows:

         (a) The Company will promptly cause the Basic Prospectus as supplemented by the Prospectus Supplement to be filed pursuant to Rule 424 under the 1933 Act and will, prior to the later of the Closing Date or the end of the period of time referred to in Section 4(e), advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing of (i) the filing and effectiveness of any amendment to the Registration Statement or the filing of any amendment or supplement to the Basic Prospectus, (ii) any comments from the Commission relating to any request by the Commission for any amendment or supplement to the Registration Statement, the Basic Prospectus or the Prospectus or for any additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) the happening of any event which in the judgment of the Company makes any statement made in the Registration Statement, the Basic Prospectus or the Prospectus untrue in any material respect or which requires the making of any additions to or changes pursuant to Item 512 of Regulation S-K under the 1933 Act in the Registration Statement, the Basic Prospectus or the Prospectus in order to make the statements therein not misleading. The Company will use its best efforts to prevent the issuance of a stop order by the Commission and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) The Company will furnish to counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and two copies of each Incorporated Document, including in each case all exhibits thereto and in each case as soon as available, and will also furnish to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto and all Incorporated Documents, excluding exhibits, in each case as soon as available.

         (c) Prior to the end of the period of time referred to in Section 4(e), the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Basic Prospectus or the Prospectus or file any document which




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thereupon becomes an Incorporated Document of which the Underwriters shall not previously have been advised, or to which the Underwriters shall promptly after being so advised reasonably object in writing.

         (d) Prior to the date of the Prospectus, the Company has delivered or will deliver to each of the Underwriters, without charge, in such quantities as they have or may hereafter reasonably request, copies of each form of Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Underwriters and by dealers, of each Preliminary Prospectus so furnished by the Company.

         (e) From time to time, for such period as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer of the Offered Securities or Warrant Securities issuable upon exercise of the Offered Warrants, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus (and of any amendments or supplements thereto) as they may reasonably request. If during such period of time any event shall occur or condition shall exist as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented would not reflect any facts or events which, individually or in the aggregate, represent a fundamental change as contemplated by Item 512 of Regulation S-K under the 1933 Act in the information set forth in the Registration Statement or the Prospectus, as then amended or supplemented, and/or would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with the 1933 Act, the 1934 Act, the respective rules and regulations thereunder or any other law, the Company will forthwith notify the Underwriters and prepare and, subject to paragraph (c) of this Section 4, file with the Commission an amendment or supplement to such Registration Statement or Prospectus which will include such facts or events and/or will correct such statement or omission or effect such compliance and will furnish to each of the Underwriters, without charge, a reasonable number of copies thereof, which the Underwriters shall use thereafter. The Company consents to the use of the Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Underwriters and by dealers to whom Offered Securities may be sold, both in connection with the offering or sale of Offered Securities and for such period of time thereafter





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as the Prospectus is required by law to be delivered in connection therewith.

         (f) The Company will arrange for the registration or qualification of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, for offering and sale by the Underwriters and dealers under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain the same in effect for so long as required for the sale of the Offered Securities and will arrange for the determination of the legality of the Offered Securities and Warrant Securities issuable upon issuance of the Offered Warrants for purchase by institutional investors; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

         (g) The Company will (i) comply, in a timely manner, with all applicable requirements under the 1934 Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and of the Company's proxy statements pursuant to Section 14 of the 1934 Act and (ii) undertake to obtain the written consent of the Company's independent public accountants as to the incorporation by reference in the Registration Statement of the audited financial statements reported on by them and contained in the Company's annual reports on Form 10-K under the 1934 Act.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the end of the 12-month period (except not later than 90 days if such period covers the Company's fiscal year) beginning at the end of the fiscal quarter of the Company during which the Registration Statement or a post-effective amendment thereto (as defined in Rule 158 under the 1933 Act) became effective, an earnings statement, which need not be audited, covering such 12-month period, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations of the Commission issued thereunder (including Rule 158 under the 1933 Act).

         (i) So long as any Offered Securities or Warrant Securities are outstanding, the Company will furnish to the Underwriters (i) as soon as available, a copy of each report of the Company mailed to security holders or filed with the Commission and (ii) from time to time such other information concerning the Company as the Underwriters may reasonably request.

         (j) The Company will pay all costs and expenses incident to the performance of its obligations hereunder,





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including, without limitation, (i) the printing (or other production) and delivery of the Registration Statement and all amendments thereto (including the exhibits thereto), each Basic Prospectus, Preliminary Prospectus, Prospectus and any amendments and supplements thereto, the Indenture, this Agreement, any Agreement Among Underwriters and all other documents relating to the offering and sale of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, (ii) the preparation, printing (or other production), authentication, issuance and delivery of the Offered Securities and Warrant Securities, (iii) the registration or qualification of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, for offer and sale under securities or Blue Sky laws as provided in Section 4(f) and the determination of the eligibility of the Offered Securities and such Warrant Securities for investment under the laws of such jurisdictions as the Underwriters may designate, including fees and disbursements of counsel, (iv) the fees and disbursements of the Company's accountants and the fees and disbursements of counsel for the Company, (v) the furnishing to the Underwriters and dealers of such copies of the Registration Statement, the Basic Prospectus, the Prospectus, each Preliminary Prospectus, the Incorporated Documents and all amendments or supplements to the Registration Statement and the Prospectus as may be requested for use in connection with the offering and sale of the Offered Securities, (vi) the printing of any Power of Attorney, Underwriters' letters or Underwriters' Questionnaire, and any preliminary or supplemental Blue Sky Survey and Legal Investment Memoranda, (vii) the fees of investment rating agencies, (viii) the fees and expenses in connection with any listing on any stock exchange of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, and the registration of the Offered Securities and such Warrant Securities under the 1934 Act, and (ix) the fees and disbursements of the Trustee and its counsel.

         (k) During the period from the date of the Underwriting Agreement to the Closing Date, the Company will not announce the proposed sale of, nor offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such time of delivery and which are substantially similar to the Offered Securities, without the prior consent of the Representatives.

         (l) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than if terminated pursuant to Section 8), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel) reasonably incurred by them in connection herewith but shall not be responsible for loss of anticipated profits.





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         5.      Representations and Warranties of the Company.  The Company
represents and warrants to, and agrees with each Underwriter that:

         (a) each Incorporated Document complied when filed with the Commission in all material respects with the requirements of the 1934 Act. The Registration Statement, at the time it became effective, and any amendments thereto filed prior to the date hereof, complied in all material respects with the requirements of the 1933 Act; the Registration Statement, the Basic Prospectus and the Prospectus, and any amendments or supplements thereto, and the Indenture comply and will comply in all respects with the requirements of the 1933 Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations thereunder; and, as of the date of this Agreement, the date of any further amendment to the Registration Statement or supplement to the Prospectus and on the Closing Date, no such document includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to (i) statements in or omissions from the Registration Statement, the Basic Prospectus or the Prospectus (or any amendments or supplements thereto) made in reliance upon written information furnished to the Company by or on behalf of any Underwriter expressly for use in connection therewith or (ii) the Statement of Eligibility and Qualification on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement;

         (b) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and the application of usual equitable principles when equitable remedies are sought);

         (c) the Offered Securities have been duly and validly authorized by all necessary corporate action, executed and authenticated in accordance with the provisions of the Indenture and, when delivered against payment therefor in accordance with the terms hereof, will be entitled to the benefits of the Indenture or Warrant Agreement, as applicable, will conform to the description thereof in the Prospectus and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights or by the application of usual equitable principles when equitable remedies are sought;





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         (d)     the Warrant Securities, if any, issuable upon exercise of the
Offered Warrants have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered pursuant to the provisions of this Agreement and the Warrant Agreement, will be entitled to the benefits of the Indenture, will conform to the description thereof in the Prospectus and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights or by the application of usual equitable principles when equitable remedies are sought;

         (e) the issue and sale of the Offered Securities, Warrants and Warrant Securities, if any, the compliance by the Company with all the provisions of the Indenture, the Warrant Agreement, the Offered Securities, the Warrants and Warrant Securities and this Agreement and the consummation of any other of the transactions contemplated by this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default under the certificate of incorporation or by-laws of the Company or any indenture, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or any law, regulation, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

         (f) each of the Company and its subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is authorized by its charter to transact the business in which it is engaged and is duly qualified to conduct the business in which it is engaged and is in good standing in all jurisdictions in which its failure so to qualify would materially adversely affect the results of operations or financial condition of the Company and its subsidiaries taken as a whole;

         (g) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Ford Holdings, a Delaware corporation; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens or encumbrances except that the Company owns, directly or indirectly, the percent indicated of the outstanding capital stock or partnership interest of each of the following subsidiaries:





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         (h)     there is no legal or governmental proceeding pending or to its knowledge threatened which is required to be disclosed in the Registration Statement or the Prospectus and which is not described as required, and there is no material contract or other material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

         (i) the Company is not in violation of its certificate of incorporation or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, loan agreement, lease, or other agreement or instrument to which it is a party or by which it is bound;

         (j) the accountants who have certified certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are, to the knowledge of the Company, independent public accountants, as required by the 1933 Act;

         (k) the financial statements included or incorporated by reference in the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and present fairly the financial position of the Company and its subsidiaries and the results of operations of the Company and its subsidiaries as at the respective dates and for the respective periods indicated and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; and

         (l) this Agreement has been duly authorized, executed and delivered by the Company.

         6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities and reasonable expenses (including reasonable costs of investigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus, any preliminary supplemental prospectus, or the Prospectus, or in any amendment thereof or supplement thereto, or arising out of or





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based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as the same shall be incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or omission, or allegation thereof, which has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use in connection with the preparation thereof or contained in the Statement of Eligibility and Qualification on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement, and (ii) the Company shall not be liable to any Underwriter under the foregoing indemnity agreement with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Offered Securities to a person whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding Incorporated Documents) or of the Prospectus as then amended or supplemented (excluding Incorporated Documents) in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         If any action or claim shall be brought or asserted against any Underwriter or any person so controlling an Underwriter in respect of which indemnity may be sought from the Company, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (a) the employment thereof has been specifically authorized by the Company in writing,
(b) the Company has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that the representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if





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such Underwriter or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

         (c) Each Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each director of the Company and each officer of the Company who signs the Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to such Underwriter, but only insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information supplied to the Company by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. In case any action or claim shall be brought against the Company, or its directors or officers or any such controlling person in respect of which indemnity may be sought against any underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and its directors or officers or any such controlling person shall have the rights and duties given to the Underwriters by the next preceding paragraph.

         If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under the first or third paragraph hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the





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allocation provided by clause (i) above is not permitted by applicable law (or to the extent that the contribution so allocated is unobtainable from one or more contributing parties), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of the Offered Securities set forth opposite their names in
Schedule II to the Underwriting Agreement and not joint.

         Without limiting the scope or intent of the preceding paragraphs of this Section 6, the Company acknowledges that: (i) the information contained in the Incorporated Documents has been supplied by the Company; (ii) each Underwriter is purchasing the Offered Securities purchased by it pursuant to this Agreement in reliance upon the Incorporated Documents; (iii) the prices at which the Offered Securities are purchased by the Underwriters from the Company and offered and sold by them to the public are affected by the Incorporated Documents; and (iv) any losses, claims, damages, liabilities and expenses incurred or suffered by any Underwriter, or any person controlling any Underwriter, which arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission in the Incorporated Documents or in the Prospectus will have been caused by such Underwriter's reliance upon the Incorporated Documents.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of
(a) any investigation made by or on behalf of any person, (b) acceptance of any Offered Securities or Warrant Securities issuable upon exercise of Offered Warrants and payment therefor hereunder and (c) any termination of this Agreement. A successor of any Underwriter or of the Company or its directors and officers or of any such controlling person, as the case may be, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

         7. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters to purchase the Offered Securities hereunder are subject to the accuracy of the representations and warranties of the Company set forth herein on and as of the date hereof and the Closing Date (as if made on the Closing Date), to the accuracy of the statements of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

         (a) Subsequent to the date of the most recent financial information included in the Registration Statement and the Prospectus, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries, not contemplated by the Prospectus which, in the Underwriters' reasonable opinion, is so material and adverse as to make it impractical to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.

         (b) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened, (ii) there shall not have been any material change in the capital stock or long-term debt of the

Company from that set forth in or contemplated by the Prospectus, (iii) there shall not have been any material adverse change, financial or otherwise, in the condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Prospectus and (iv) neither the Company nor any subsidiary of the Company shall have any liabilities or obligations, direct or contingent, material to the Company and its subsidiaries taken as a whole, other than those reflected in or contemplated by the Prospectus; and that the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by the President and either the Chief Financial Officer or the Treasurer of the Company (or in either such case, another officer or officers acceptable to the Underwriters) to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, and to the effect set forth in this Section 7(b) and as to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and the accuracy of the representations and warranties of the Company contained herein on and as of the Closing Date.

         (c) That the Underwriters shall have received on the Closing Date an opinion dated the Closing Date, satisfactory to you and counsel for the Underwriters, of the General Counsel of the Company, to the effect that (i) each of the Company and its Significant Subsidiaries, as defined in Regulation S-X under the 1933 Act (the "Significant Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is authorized by its charter to transact the business in which it is engaged and is duly qualified to conduct the business in which it is engaged in all jurisdictions in which its failure so to qualify would materially adversely affect the results of operations or financial condition of the Company and its subsidiaries taken as a whole, and to the best of such counsel's knowledge holds all material approvals, authorizations, orders, licenses, certificates, and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus as amended or supplemented; (ii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable; (iii) all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except as such counsel may disclose in his opinion, are owned directly or indirectly by the Company free and clear of all liens or encumbrances; (iv) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding instrument enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other laws affecting enforcement of creditors' rights or by the application of equitable principles; (v) the Offered Securities have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement, executed and authenticated in accordance with the provisions of the Indenture, issued and delivered to the Underwriters pursuant to this Agreement, are entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting enforcement of creditors' rights or by the application of equitable principles and the Offered Warrants, if any, have been executed and countersigned in accordance with the Warrant Agreement and delivered pursuant to the provisions of this Agreement; and the Warrant Securities, if any, issuable upon exercise of the Offered Warrants have been duly authorized by all necessary corporate action for issuance and sale pursuant to the Warrant Agreement and this Agreement and, when executed and authenticated as specified in the Indenture and delivered pursuant to the provisions of the Warrant Agreement, the Warrant Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture; (vi) this Agreement and, if applicable, the Warrant Agreement have been duly authorized, executed and delivered by the Company, (vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants, if any, in accordance with the provisions of the Indenture or the sale of the Offered Securities pursuant to this Agreement, other than registration of the Offered Securities under the 1933 Act, qualification of the Indenture under the Trust Indenture Act, and compliance with the securities or Blue Sky laws of various jurisdictions; (viii) the execution and delivery of the Indenture, this Agreement and, if applicable, the Warrant Agreement, the issuance of the Offered Securities in accordance with the provisions of the Indenture or the Warrant Agreement, as the case may be, and the sale of the Offered Securities (including any Warrant Securities issuable upon exercise of Offered Warrants) pursuant to this Agreement do not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, lease or other agreement or instrument, or violate law, regulation, court order or decree, in each case known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it is bound, the effect of which in the aggregate would have a material adverse effect on the financial condition, earnings, business, or properties of the Company and its subsidiaries considered as a whole, nor will such action result in the violation of any of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries; (ix) the statements contained in the Prospectus with respect to the description of the Offered Securities and the Warrant Securities issuable upon exercise of the Offered Warrants, insofar as such statements constitute summaries of the documents or matters referred to therein, fairly present the information required or purported to be shown with respect to such documents or matters; (x) such counsel does not know of any legal or governmental proceeding required to be described in the Registration Statement or the Prospectus which is not described as required, nor of any material contract or other material document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; (xi) the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements, schedules and other financial and statistical information or the Statement of Eligibility and Qualification of the Trustee on Form T-1 contained therein as to which such counsel need not express an opinion) as of its effective date or issue date, as applicable, comply as to form in all material respects with the requirements of the 1933 Act, the 1934 Act and the Trust Indenture Act, and nothing has come to the attention of such counsel to cause him to believe that the Registration Statement, or any amendment thereof, at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, at its issue date or as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (xii) to the knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or in any material indenture, loan agreement, lease, or other agreement or instrument to which it is a party (the effect of which in the aggregate would have a material adverse effect on the financial condition, earnings, business, or properties of the Company and its subsidiaries considered as a whole); and (xiii) the Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

         (d) That the Underwriters shall have received on the Closing Date a favorable opinion, dated the Closing Date, of Orrick, Herrington & Sutcliffe, counsel for the Underwriters, as to the matters referred to in clauses (iv),
(v), (vi) and (xi) of Section 7(c), provided that with respect to clause (xi) such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus, and any amendment and supplement thereto, and review and discussion of the contents thereof, but without independent check or verification except as stated therein.

         (e) That the Underwriters shall have received a letter addressed to you and dated the Closing Date of the Company's independent public accountants, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

         (f) That prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         8. Termination of Agreement. In the event that on or prior to the Closing Date, (i) a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared by federal, New York or California State authorities or (v) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Securities, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or any time prior to, the Closing Date in the absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Company.

         Any notice under this Section 8 may be given by telegraph or telephone but shall be subsequently confirmed by letter.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Offered Securities and Warrant Securities issuable upon exercise of the Offered Warrants. The provisions of Sections 4(j) and Section 6 hereof shall survive the termination or cancellation of this Agreement.

         10. Notices. Except as otherwise provided in Section 8 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) to the Company, at the office of the Company, 733 Front Street, San Francisco, California 94111, Attention:
President, or (b) to the Underwriters at the address furnished to the Company in writing for the purpose of communications hereunder.

         11. Successors. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the

Company and the controlling persons, directors and officers referred to in
Section 6 hereof and their respective successors and assigns or personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successor" or "successors and assigns" as used in this Agreement shall not include a purchaser of any of the Offered Securities or Warrant Securities issuable upon exercise of Offered Warrants from any of the Underwriters in his or its status as such purchaser.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                   EXHIBIT A


                               FORM OF LETTER OF
                     INDEPENDENT ACCOUNTANTS TO THE COMPANY

         The letter of the independent accountants to the Company to be delivered to the Underwriters pursuant to Section 7(e) of this Agreement shall confirm that they are independent accountants within the meaning of the 1933 Act and the 1934 Act and the respective published rules and regulations thereunder and shall be to the effect set forth below. All references to the "Registration Statement" shall be to the Registration Statement as amended as of the date of such letter and all references to the "Prospectus" shall be to the Prospectus, as amended or supplemented as of the date of such letter.

                  (i) in their opinion the consolidated financial statements and schedules audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder;

                  (ii) on the basis of a reading of the unaudited consolidated financial statements, if any, included or incorporated by reference in the Registration Statement and the Prospectus or used as a basis for the summary consolidated financial data included in the Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company;
         and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries, nothing came to their attention which caused them to believe that:

                          (1)  the unaudited consolidated financial
                  statements included in the Company's quarterly reports on Form 10-Q incorporated by reference in the Prospectus, if any, do not comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Prospectus; or

                          (2)  the amounts in the unaudited summary
                  financial information, if any, included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the financial statements from which such amounts were derived or were not determined on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus; or

                          (3)  as of a specified date not more than
                  five days prior to the date of such letter, there was any decrease in consolidated stockholder's equity or any increase in consolidated long-term debt of the Company as compared with the corresponding amounts shown on the latest balance sheet of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus; or for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or consolidated net income of the Company and its consolidated subsidiaries, except in all instances for increases or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; or

                          (4) condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.